EXHIBIT 23.3


                         CONSENT OF BINGHAM MCCUTCHEN LLP


We consent to the references to the name of our firm under the caption 'Legal Matters" in the Registration Statement (Form F-3) and related Prospectus of Commtouch Software Ltd. for the registration of Ordinary Shares on behalf of Selling Shareholders of the Company.


                                       BINGHAM MCCUTCHEN LLP


                                 By: /s/ Lior O. Nuchi
                                    -----------------------------------
                                         Lior O. Nuchi

Palo Alto, California
October 7, 2003